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                                                                    Exhibit 15.1

Board of Directors and Shareholders
UnumProvident Corporation

We are aware of the incorporation by reference in Pre-Effective Amendment No.1 to the Registration Statement (Form S-3 No. 333-43808) of UnumProvident Corporation of our reports dated May 3, 2000 and August 9, 2000 relating to the unaudited condensed consolidated interim financial statements of UnumProvident Corporation that are included in its Forms 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

                                      ERNST & YOUNG LLP

                                      /s/ Ernst & Young LLP

Chattanooga, Tennessee
August 29, 2000